Exhibit 10.54
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
AMENDMENT NO. 6
TO THE MASTER SERVICES AGREEMENT
BY AND BETWEEN
AMGEN INC. AND INTERNATIONAL BUSINESS MACHINES CORPORATION
This Amendment Number 6 (“Amendment”) is entered into effective as of September 23, 2010 (the “Amendment Effective Date”) by and between Amgen Inc. (“Company”) and International Business Machines Corporation (“Supplier”).
RECITALS
A. Company and Supplier entered into that certain agreement titled “Master Services Agreement” effective as of October 22, 2008 pursuant to which Supplier is to provide certain information systems infrastructure related services (the “Original Agreement”).
B. Thereafter, Company and Supplier entered into that certain document titled “Amendment No. 1 to the Master Services Agreement” dated January 23, 2009, pursuant to which [*].
C. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 4 to the Master Services Agreement” dated April 1, 2009, pursuant to which [*].
D. Thereafter Company and Supplier entered into that certain document titled “Amendment Number 2 to the Master Services Agreement” dated July 17, 2009, pursuant to which [*].
E. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 3 to the Master Services Agreement” dated October 6, 2009, pursuant to which [*].
F. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 4 to the Master Services Agreement” dated May 1, 2009, pursuant to which [*].
G. Thereafter, Company and Supplier entered into that certain document titled “Amendment Number 5 to the Master Services Agreement” dated December 14, 2009, pursuant to which [*]. The Original Agreement together with Amendments 1, 2, 3, 4 and 5 shall be referred to herein as the “Agreement.”
H. Company and Supplier desire, and are willing, to amend the Agreement as set forth herein.
NOW THEREFORE, in consideration of the promises and mutual covenants set forth or referenced herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have reviewed and accepted all referenced material and any appendices, exhibits
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or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:
1. DEFINITIONS
1.1	Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Agreement, the definitions set forth in this Amendment shall control.
2. AMENDMENTS TO THE AGREEMENT
The amendments set forth below shall be effective beginning on the Amendment Effective Date, unless otherwise indicated.
2.1 Master Services Agreement.
2.1.1 The Parties hereby agree to add the following language to the Agreement as a new second paragraph of Section 13.6 of the Agreement:
For the Company Provided Equipment that Company wishes Supplier to dispose of, Company represents, warrants and covenants to Supplier: (1) that Company has and will transfer full legal and beneficial title to all such Company Provided Equipment to Supplier free and clear of any and all encumbrances, liens, pledges, legal obligations or other restrictions of any type; and (2) such Company Provided Equipment is not contaminated by any hazardous or toxic substance or waste that is not integral to the original equipment or otherwise expected to occur in a normal business environment. Upon receipt of the Company Provided Equipment designated by Company for disposal by Supplier, Supplier will evaluate each item and reserves the right to reject such Company Provided Equipment if Company is not in compliance with any of the representations, warranties or covenants outlined in this Section 13.6. Supplier will provide written notice to Company of any rejected Company Provided Equipment within thirty (30) business days of receipt by Supplier. Any Company Provided Equipment not rejected as provided herein will be deemed accepted. For Company Provided Equipment accepted by Supplier, Supplier will provide to Company a listing of all such Company Provided Equipment by serial number. Title to such Company Provided Equipment will pass to Supplier when accepted by Supplier as outlined in this Section 13.6. Risk of loss will transfer to Supplier upon receipt of the Company Provided Equipment by Supplier.
2.1.2 The Parties hereby agree to add the following language to the Agreement as a new Section 23.14(D) of the Agreement:
If applicable to Supplier in performance of the Services, Supplier shall comply with the employee notice and related obligations found at 29 CFR Part 471, Appendix A to Subpart A, and to the extent that such notice and related obligations are required by Applicable Law to be incorporated into the Agreement, they are hereby so incorporated.
[*]
3. GENERAL TERMS
This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties. This Amendment, when read in conjunction with the Agreement (including all exhibits, attachments, and schedules thereto) constitutes the entire agreement between the Parties with respect to the subject matter of this Amendment and pursuant to the terms of this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Amendment. Unless any amendment set forth above expressly provides for a different effective date, as of the Amendment Effective Date, the terms and conditions set forth in this Amendment shall be deemed a part of the Agreement for all purposes. In the event of a conflict or inconsistency between the terms and conditions set forth in this Amendment and those set forth in the Agreement, the terms and conditions of
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the Agreement shall control. Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.
IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Amendment to the Agreement.

AMGEN INC.	INTERNATIONAL BUSINESS MACHINES CORPORATION

Signature: /s/ Robert E. Kuntz	Signature: /s/ John Lydon
Name: Robert E. Kuntz	Name: John Lydon
Title: Category Manager	Title: Senior Project Exec
Date: September 24, 2010	Date: September 29, 2010
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